SLM Student Loan Trust 2003-1 Quarterly Servicing Report

Report Date: 2/28/2005       Reporting Period:12/01/04 — 02/28/05

I.       Deal Parameters

	Student Loan Portfolio Characteristics				11/30/2004	Activity	2/28/2005

A	i	Portfolio Balance			$1,803,254,707.95	$(29,967,388.49)	$1,773,287,319.46
	ii	Interest to be Capitalized			10,708,337.32		10,374,847.20

	iii	Total Pool			$1,813,963,045.27		$1,783,662,166.66

	iv	Specified Reserve Account Balance			4,534,907.61		4,459,155.42

	v	Total Adjusted Pool			$1,818,497,952.88		$1,788,121,322.08

B	i	Weighted Average Coupon (WAC)			7.374%		7.372%
	ii	Weighted Average Remaining Term			259.24		258.21
	iii	Number of Loans			89,189		87,575
	iv	Number of Borrowers			54,121		53,090
	v	Aggregate Outstanding Principal			$332,114,000.21		$322,665,640.09
		Balance — T-Bill
	vi	Aggregate Outstanding Principal Balance — Commercial			$1,481,849,045.06		$1,460,996,526.57
		Paper

						% of		% of
	Notes and Certificates			Spread	Balance 12/15/04	O/S Securities	Balance 03/15/05	O/S Securities

C	i	A-1 Notes	78442GFE1	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GFF8	0.040%	185,567,952.88	10.204%	155,191,322.08	8.679%
	iii	A-3 Notes	78442GFG6	0.110%	211,000,000.00	11.603%	211,000,000.00	11.800%
	iv	A-4 Notes	78442GFH4	0.190%	197,000,000.00	10.833%	197,000,000.00	11.017%
	v	A-5A Notes	78442GFK7	—	332,650,000.00	18.293%	332,650,000.00	18.603%
	vi	A-5B Notes	78442GFL5	0.160%	430,000,000.00	23.646%	430,000,000.00	24.048%
	vii	A-5C Notes	78442GFM3	0.250%	400,000,000.00	21.996%	400,000,000.00	22.370%
	viii	B Notes	78442GFJ0	0.600%	62,280,000.00	3.425%	62,280,000.00	3.483%

	ix	Total Notes			$1,818,497,952.88	100.000%	$1,788,121,322.08	100.000%

	Reserve Account				12/15/2004		3/15/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$4,534,907.61		$4,459,155.42
	iv	Reserve Account Floor Balance ($)			$3,083,057.00		$3,083,057.00
	v	Current Reserve Acct Balance ($)			$4,534,907.61		$4,459,155.42

	Other Accounts				12/15/2004		3/15/2005

E	i	Remarketing Fee Account			$4,069,275.00		$4,069,275.00
	ii	Capitalized Interest Account			$—		$—
	iii	Principal Accumulation Account (A-5A)			$—		$—
	iv	Supplemental Interest Account (A-5A)			$—		$—

II. 2003-1     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$36,856,836.05
	ii	Principal Collections from Guarantor	5,825,792.25
	iii	Principal Reimbursements	(13.68)
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$42,682,614.62

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$27,950.59
	ii	Capitalized Interest	(12,743,176.72)

	iii	Total Non-Cash Principal Activity	$(12,715,226.13)

C	Total Student Loan Principal Activity		$29,967,388.49

D	Student Loan Interest Activity
	i	Regular Interest Collections	$18,188,898.08
	ii	Interest Claims Received from Guarantors	431,908.32
	iii	Collection Fees/Returned Items	2,634.47
	iv	Late Fee Reimbursements	245,309.31
	v	Interest Reimbursements	1,066.39
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,153.79
	viii	Subsidy Payments	1,706,219.78

	ix	Total Interest Collections	$20,577,190.14

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(27.08)
	ii	Capitalized Interest	12,743,176.72

	iii	Total Non-Cash Interest Adjustments	$12,743,149.64

F	Total Student Loan Interest Activity		$33,320,339.78

G	Non-Reimbursable Losses During Collection Period		$28,578.45

H	Cumulative Non-Reimbursable Losses to Date		$369,735.30

III. 2003-1     Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$27,976,411.80
	ii	Consolidation Principal Payments	14,706,216.50
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	(13.68)
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$42,682,614.62

B	Interest Collections
	i	Interest Payments Received	$20,188,745.43
	ii	Consolidation Interest Payments	139,434.54
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	1,066.39
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Return Items	2,634.47
	viii	Late Fees	245,309.31

	xi	Total Interest Collection	$20,577,190.14

C	Other Reimbursements		$196,250.12

D	Reserves In Excess of the Requirement		$75,752.19

E	Reset Period Target Amount Excess		$—

F	Interest Rate Cap Proceeds		$—

G	Interest Rate Swap Proceeds		$1,871,156.25

H	Administrator Account Investment Income		$—

I	Trust Account Investment Income		$240,753.40

J	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$65,643,716.72

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,500,518.45)
		Consolidation Loan Rebate Fees	$(4,640,035.84)

K	NET AVAILABLE FUNDS		$59,503,162.43

L	Servicing Fees Due for Current Period		$743,985.57

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$768,985.57

IV. 2003-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	7.329%	7.325%	58,020	57,687	65.053%	65.872%	$1,089,613,661.16	$1,079,007,888.20	60.425%	60.848%
31-60 Days Delinquent	7.541%	7.554%	2,865	2,599	3.212%	2.968%	$57,425,195.39	$55,221,321.07	3.185%	3.114%
61-90 Days Delinquent	7.647%	7.623%	1,463	1,242	1.640%	1.418%	$30,530,097.62	$27,542,269.47	1.693%	1.553%
91-120 Days Delinquent	7.752%	7.722%	707	699	0.793%	0.798%	$14,636,882.93	$15,150,527.32	0.812%	0.854%
> 120 Days Delinquent	7.778%	7.768%	1,482	1,601	1.662%	1.828%	$32,214,012.77	$34,607,684.07	1.786%	1.952%

Deferment
Current	7.332%	7.376%	9,330	8,917	10.461%	10.182%	$194,186,423.43	$187,636,623.24	10.769%	10.581%

Forbearance
Current	7.421%	7.404%	15,121	14,626	16.954%	16.701%	$380,295,320.37	$370,140,107.44	21.089%	20.873%

TOTAL REPAYMENT	7.373%	7.371%	88,988	87,371	99.775%	99.767%	$1,798,901,593.67	$1,769,306,420.81	99.759%	99.776%
Claims in Process (1)	7.919%	7.786%	201	204	0.225%	0.233%	$4,353,114.28	$3,980,898.65	0.241%	0.224%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	7.374%	7.372%	89,189	87,575	100.000%	100.000%	$1,803,254,707.95	$1,773,287,319.46	100.000%	100.000%

V. 2003-1 Various Interest Accruals and Floating Rate Swap Payments

A Borrower Interest Accrued During Collection Period		$30,685,052.92
B Interest Subsidy Payments Accrued During Collection Period		1,618,942.77
C SAP Payments Accrued During Collection Period		2,179.75
D Investment Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)		240,753.40
E Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F Consolidation Loan Rebate Fees		(4,640,035.84)

G Net Expected Interest Collections		$27,906,893.00

H Interest Rate Cap Payments Due to the Trust

		Cap

i	Cap Notional Amount	CAP TERMINATED

ii	Libor (3M)	2.49000%
iii	Cap %	5.00000%

iv	Excess Over Cap ( ii-iii)	0.00000%

v	Cap Payments Due to the Trust	$0.00

I   Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments
		A-5A Swap Calc	A-5B Swap Calc	A-5C Swap Calc

i	Notional Swap Amount	332,650,000	—	—

SLM Student Loan Trust Pays:
iia	3 Month Libor	2.49000%	0.00000%	0.00000%
iib	Spread	0.123%	0.000%	0.000%
iic	Pay Rate	2.61300%	0.00000%	0.00000%
iii	Gross Swap Payment Due Counterparty	$2,173,036.13	$0.00	$0.00
iv	Days in Period 12/15/2004 3/15/2005	90	90	90

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate	2.25000%	0.00000%	0.00000%
vi	Gross Swap Receipt Due Trust	$1,871,156.25	$0.00	$0.00
vii	Days in Period 12/15/2004 3/15/2005	90	90	90

VI. 2003-1 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate	Index

A Class A-1 Interest Rate	0.000000000	12/15/04 — 03/15/05	0.00000%	LIBOR

B Class A-2 Interest Rate	0.006325000	12/15/04 — 03/15/05	2.53000%	LIBOR

C Class A-3 Interest Rate	0.006500000	12/15/04 — 03/15/05	2.60000%	LIBOR

D Class A-4 Interest Rate	0.006700000	12/15/04 — 03/15/05	2.68000%	LIBOR

E Class A-5A Interest Rate	0.005625000	12/15/04 — 03/15/05	2.25000%	Fixed

F Class A-5B Interest Rate	0.006625000	12/15/04 — 03/15/05	2.65000%	LIBOR

G Class A-5C Interest Rate	0.006850000	12/15/04 — 03/15/05	2.74000%	LIBOR

H Class B Interest Rate	0.007725000	12/15/04 — 03/15/05	3.09000%	LIBOR

VII.     2003-1 Inputs From Prior Quarter 11/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,803,254,707.95
	ii	Interest To Be Capitalized	10,708,337.32

	iii	Total Pool	$1,813,963,045.27
	iv	Specified Reserve Account Balance	4,534,907.61

	v	Total Adjusted Pool	$1,818,497,952.88

B	Total Note and Certificate Factor		0.87599194235
C	Total Note Balance		$1,818,497,952.88

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B

	i	Current Factor	0.0000000000	0.8033244713	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$185,567,952.88	$211,000,000.00	$197,000,000.00	$332,650,000.00	$430,000,000.00	$400,000,000.00	$62,280,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,534,907.61
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-1 Remarketing Fee

Remarketing Fee Account Reconciliation	A-5 A	A-5 B	A-5 C	Total

Next Reset Date	6/15/2005	9/17/2007	9/15/2009

i Reset Period Target Amount	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

ii Remarketing Fee Account Balance (net of inv earnings)	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00

iii Quarterly Funding Amount	$—	$—	$—	$—

IX. 2003-1 Trigger Events

A Has Stepdown Date Occurred?	N
The Stepdown Date is the earlier of (1) 12/15/2007 or (2) the first date on which no class A notes remain outstanding.

B Note Balance Trigger	N
C Cumulative Default Triggers
Cumulative Prin Balance of Defaulted Loans	$50,695,182.72
Initial Pool Balance	$2,055,371,512.04
Cumulative Default Percentage	2.466%

i Dec 2007 - Sept 2008 (cumumlative default > 35%)	N
ii Dec 2008 - Sept 2009 (cumumlative default > 40%)	N
iii Dec 2009 - Sept 2010 (cumumlative default > 45%)	N
iv Dec 2010 and thereafter (cumumlative default > 50%)	N

Class A Percentage	100.00%
Class B Percentage	0.00%

X. 2003-1 Waterfall for Distributions

			Remaining
			Funds Balance
A Total Available Funds ( Section III-K )		$59,503,162.43	$59,503,162.43

B Primary Servicing Fees-Current Month		$743,985.57	$58,759,176.86

C Administration Fee		$25,000.00	$58,734,176.86

D Aggregate Quarterly Funding Amount		$0.00	$58,734,176.86

E Noteholder’s Interest Distribution Amounts
i	Class A-1	$0.00	$58,734,176.86
ii	Class A-2	$1,173,717.30	$57,560,459.56
iii	Class A-3	$1,371,500.00	$56,188,959.56
iv	Class A-4	$1,319,900.00	$54,869,059.56
v	Class A-5A	$1,871,156.25	$52,997,903.31
vi	Class A-5B	$2,848,750.00	$50,149,153.31
vii	Class A-5C	$2,740,000.00	$47,409,153.31
viii	Interest Rate Swap Payment	$2,173,036.13	$45,236,117.18

	Total	$13,498,059.68

F Class B Noteholders’ Interest Distribution Amount		$481,113.00	$44,755,004.18

G Noteholder’s Principal Distribution Amounts Paid (or set aside*)
i	Class A-1	$0.00	$44,755,004.18
ii	Class A-2	$30,376,630.80	$14,378,373.38
iii	Class A-3	$0.00	$14,378,373.38
iv	Class A-4	$0.00	$14,378,373.38
v	Class A-5A	$0.00	$14,378,373.38
vi	Class A-5B	$0.00	$14,378,373.38
vii	Class A-5C	$0.00	$14,378,373.38

	Total	$30,376,630.80

H Increase to Supplemental Interest Account		$0.00	$14,378,373.38

I Class B Noteholder’s Principal Distribution Amount		$0.00	$14,378,373.38

J Increase to the Specified Reserve Account		$0.00	$14,378,373.38

K Carryover Servicing Fees		$0.00	$14,378,373.38

L Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$14,378,373.38

M Excess to Excess Distribution Certificate Holder		$14,378,373.38	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-1     Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$4,534,907.61
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$4,534,907.61
	iv	Required Reserve Account Balance	$4,459,155.42
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$75,752.19

	vii	End of Period Account Balance	$4,459,155.42

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$—
	ii	Capitalized Interest Release to the Collection Account	$—

	iii	End of Period Account Balance	$—

C	Remarketing Fee Account		A-5A	A-5B	A-5C	Total

	i	Next Reset Date	6/15/2005	9/17/2007	9/15/2009
	ii	Reset Period Target Amount	$—	—	$—	$—
	iii	Quarterly Required Amount	$—	—	$—	$—

	iv	Beginning of Period Account Balance (net of investment earnings)	$1,164,275.00	1,505,000.00	$1,400,000.00	$4,069,275.00
	v	Quarterly Funding Amount	$—	—	$—	$—
	vi	Reset Period Target Amount Excess	$1,164,275.00	$1,505,000.00	$1,400,000.00	$4,069,275.00
	vii	End of Period Account Balance (net of investment earnings)	$—	—	$—	$—

D	Accumulation Accounts		A-5A

	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—
	iv	Ending Accumulation Account Balance	$—

E	Supplemental Interest Account		A-5A

		Determined	n/a
	i	Three Month Libor	n/a
	ii	Investment Rate	n/a
	iii	Difference	n/a
	iv	Number of Days Through Next Reset Date	92

	v	Supplemental Interest Account Beginning Balance	$—
	vi	Funds Released into Collection Account	$—
	vii	Supplemental Interest Account Deposit Amount	$—

XII. 2003-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B
	i	Quarterly Interest Due	$0.00	$1,173,717.30	$1,371,500.00	$1,319,900.00	$1,871,156.25	$2,848,750.00	$2,740,000.00	$481,113.00
	ii	Quarterly Interest Paid	0.00	1,173,717.30	1,371,500.00	1,319,900.00	1,871,156.25	2,848,750.00	2,740,000.00	481,113.00

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due	$0.00	$30,376,630.80	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	30,376,630.80	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$31,550,348.10	$1,371,500.00	$1,319,900.00	$1,871,156.25	$2,848,750.00	$2,740,000.00	$481,113.00

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/15/2004	$1,818,497,952.88
	ii	Adjusted Pool Balance 2/28/2005	1,788,121,322.08

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$30,376,630.80

	iv	Adjusted Pool Balance 11/30/2004	$1,818,497,952.88
	v	Adjusted Pool Balance 2/28/2005	1,788,121,322.08

	vi	Current Principal Due (iv-v	$30,376,630.80
	vii	Principal Shortfall from Prior Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$30,376,630.80

	ix	Principal Distribution Amount Paid	$30,376,630.80
	x	Principal Shortfall (viii — ix)	$—

C		Total Principal Distribution	$30,376,630.80
D		Total Interest Distribution	11,806,136.55

E		Total Cash Distributions	$42,182,767.35

G	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GFE1	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000
	ii	A-2 Note Balance	78442GFF8	$185,567,952.88	$155,191,322.08
		A-2 Note Pool Factor		0.8033244713	0.6718239051
	iii	A-3 Note Balance	78442GFG6	$211,000,000.00	$211,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000
	iv	A-4 Note Balance	78442GFH4	$197,000,000.00	$197,000,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000
	v	A-5A Note Balance	78442GFK7	$332,650,000.00	$332,650,000.00
		A-5A Note Pool Factor		1.0000000000	1.0000000000
	vi	A-5B Note Balance	78442GFL5	$430,000,000.00	$430,000,000.00
		A-5B Note Pool Factor		1.0000000000	1.0000000000
	vii	A-5C Note Balance	78442GFM3	$400,000,000.00	$400,000,000.00
		A-5C Note Pool Factor		1.0000000000	1.0000000000
	viii	B Note Balance	78442GFJ0	$62,280,000.00	$62,280,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XIII.     2003-1     Historical Pool Information

			12/01/04 - 02/28/05	09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04
Beginning Student Loan Portfolio Balance			$1,803,254,707.95	$1,831,014,050.29	$1,867,892,898.21	$1,896,520,631.76	$1,923,032,334.43

	Student Loan Principal Activity
	i	Regular Principal Collections	$36,856,836.05	$35,591,218.81	$44,412,959.81	$33,788,679.69	$35,068,190.59
	ii	Principal Collections from Guarantor	5,825,792.25	5,104,745.67	5,074,078.98	5,942,182.44	4,959,253.24
	iii	Principal Reimbursements	(13.68)	42,117.72	69,852.48	1,209,030.19	57,908.28
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$42,682,614.62	$40,738,082.20	$49,556,891.27	$40,939,892.32	$40,085,352.11
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$27,950.59	$63,337.56	$59,787.67	$52,128.34	$50,063.53
	ii	Capitalized Interest	(12,743,176.72)	(13,042,077.42)	(12,737,831.02)	(12,364,287.11)	(13,623,712.97)

	iii	Total Non-Cash Principal Activity	$(12,715,226.13)	$(12,978,739.86)	$(12,678,043.35)	$(12,312,158.77)	$(13,573,649.44)

(-)	Total Student Loan Principal Activity		$29,967,388.49	$27,759,342.34	$36,878,847.92	$28,627,733.55	$26,511,702.67

	Student Loan Interest Activity
	i	Regular Interest Collection	$18,188,898.08	$18,479,994.01	$19,400,870.13	$19,662,248.28	$19,803,489.87
	ii	Interest Claims Received from Guarantors	431,908.32	309,673.84	296,128.52	337,086.68	288,399.84
	iii	Collection Fees/Returned Items	2,634.47	2,163.14	2,172.58	2,215.27	1,320.39
	iv	Late Fee Reimbursements	245,309.31	237,084.07	247,828.37	241,387.01	247,706.32
	v	Interest Reimbursements	1,066.39	9,819.32	1,247.90	14,388.57	5,111.32
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	1,153.79	574.29	724.86	45.94	106.07
	viii	Subsidy Payments	1,706,219.78	1,788,968.61	1,848,511.47	1,829,399.57	1,791,432.58

	ix	Total Interest Collections	$20,577,190.14	$20,828,277.28	$21,797,483.83	$22,086,771.32	$22,137,566.39

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(27.08)	$1,322.55	$1,589.06	$6,644.38	$622.46
	ii	Capitalized Interest	12,743,176.72	13,042,077.42	12,737,831.02	12,364,287.11	13,623,712.97

	iii	Total Non-Cash Interest Adjustments	$12,743,149.64	$13,043,399.97	$12,739,420.08	$12,370,931.49	$13,624,335.43

	Total Student Loan Interest Activity		$33,320,339.78	$33,871,677.25	$34,536,903.91	$34,457,702.81	$35,761,901.82

(=)	Ending Student Loan Portfolio Balance		$1,773,287,319.46	$1,803,254,707.95	$1,831,014,050.29	$1,867,892,898.21	$1,896,520,631.76
(+)	Interest to be Capitalized		$10,374,847.20	$10,708,337.32	$10,878,085.41	$10,797,247.30	$10,512,015.35

(=)	TOTAL POOL		$1,783,662,166.66	$1,813,963,045.27	$1,841,892,135.70	$1,878,690,145.51	$1,907,032,647.11

(+)	Reserve Account Balance		$4,459,155.42	$4,534,907.61	$4,604,730.34	$4,696,725.36	$4,767,581.62

(=)	Total Adjusted Pool		$1,788,121,322.08	$1,818,497,952.88	$1,846,496,866.04	$1,883,386,870.87	$1,911,800,228.73

XIV.      2003-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-03	$2,022,918,031	5.17%
Jun-03	$1,994,712,379	5.18%
Sep-03	$1,960,041,723	5.37%
Dec-03	$1,933,983,697	5.02%
Mar-04	$1,907,032,647	4.82%
Jun-04	$1,878,690,146	4.74%
Sep-04	$1,841,892,136	4.91%
Dec-04	$1,813,963,045	4.81%
Mar-05	$1,783,662,167	4.78%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.